UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 9, 2017

John Bean Technologies Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-34036	91-1650317
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

70 West Madison Street, Suite 4400
Chicago, IL 60602
(Address of principal executive offices, including Zip Code)
(312) 861-5900
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Forms 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act
☐

Item 1.01 Entry into a Material Definitive Agreement.
On May 9, 2017, John Bean Technologies Corporation (the “Company”) and John Bean Technologies B.V. as borrowers, the subsidiary guarantors signatory thereto, Wells Fargo Bank, National Association, as administrative agent for the lenders, and the other lenders signatory thereto entered into a fourth amendment (the “Fourth Amendment”) to the Credit Agreement dated as of February 10, 2015 (the “Credit Agreement”).

The Credit Agreement allows the Company to temporarily increase the maximum allowable leverage ratio under the Credit Agreement from 3.5x to 4.0x following the completion of of a permitted acquisition having aggregate consideration in excess of $100 million, for each the four consecutive quarterly measurement periods ending immediately following the consummation of the permitted acquisition (the “leverage ratio increase option”). The Fourth Amendment amends the leverage ratio increase option (i) to expand the qualifying event, which was previously a single permitted acquisition having consideration in excess of $100 million, to include a series of permitted acquisitions occurring within any consecutive twelve (12) month period following the first such permitted acquisition having aggregate consideration in excess of $100 million, (ii) to permit the Company to revoke a leverage ratio increase option at any time the leverage ratio increase option is in effect, and (iii) to permit the Company to thereafter exercise a subsequent leverage ratio increase option after the Company has been in compliance with the 3.50x leverage ratio for the number of quarterly measurement periods equal to the number of quarterly measurement periods that the immediately preceding leverage ratio increase option was in effect.

In February 2017, the Company exercised the leverage ratio increase option, which would have been in effect for the quarterly measurement periods through and including the quarter ending September 30, 2017 (the “February 2017 Exercise”). The Fourth Amendment provides, however, that the February 2017 Exercise shall be revoked, and the waiting period for subsequent leverage ratio increase options that would otherwise apply following the exercise of a leverage ratio increase option will not apply to the February 2017 Exercise. As a result, the Company’s maximum leverage ratio for the quarters ending June 30, 2017 and September 30, 2017 will be 3.5x, unless the Company elects to exercise the leverage ratio increase option for those quarters.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1
Fourth Amendment to Credit Agreement, dated as of May 9, 2017, by and among John Bean Technologies Corporation and John Bean Technologies B.V., as borrowers, the subsidiary guarantors signatory thereto, Wells Fargo Bank, National Association, as administrative agent, and the other lenders signatory thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

John Bean Technologies Corporation

Date: May 15, 2017	By:	/s/ Megan J. Rattigan
	Name	Megan J. Rattigan
	Title	Vice President, Controller, and duly authorized officer